Exhibit 99
For Immediate Release
ShopNBC Reports First Quarter Fiscal 2008 Results
Minneapolis, MN – May 20, 2008 – ShopNBC (Nasdaq:VVTV), a 24-hour TV shopping network, today reported financial results for its first fiscal quarter ended May 3, 2008. These results are consistent with what the Company previously announced on May 12.
First quarter revenues were $156 million, a 17% decrease compared with revenues of $188 million in the first quarter of 2007. EBITDA, as adjusted, was ($12) million compared with ($1.2) million in the year-ago period. Net Loss for Q1 was ($18) million vs. Net Income for the same quarter last year of $34.4 million, driven by a $40 million gain on the sale of the Company’s equity interest in Polo.com. Included in the first quarter results is a non-cash inventory impairment charge of $3.8 million.
“We are in a transitional period at ShopNBC, and I am confident that we can successfully address the challenges before us,” said Rene Aiu, ShopNBC’s president and CEO. “ShopNBC has a compelling business model with tremendous underlying strength and assets: a strong cash position, national cable and satellite distribution, a strategic relationship with NBC Universal, and a new, experienced management team that understands what it takes to succeed in TV shopping. Importantly, we have a plan and are taking steps to improve future performance and deliver long-term shareholder value by returning to a focus on the basics that make home shopping companies thrive.”
EBITDA and EBITDA, as adjusted
The Company defines EBITDA as net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses) and equity in income of Ralph Lauren Media, LLC; non-recurring restructuring and CEO transition costs; and non-cash share-based payment expense.  Management has included the term EBITDA, as adjusted, in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.

About ShopNBC
ShopNBC reaches 70 million homes in the United States via cable affiliates and satellite: Dish Network channel 228 and Direct TV channel 316. ShopNBC.com is recognized as a top e-commerce site. ShopNBC is owned and operated by ValueVision Media (NASDAQ: VVTV). For more information, please visit www.ShopNBC.com.
Forward-Looking Information
This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company’s programming and the fees associated therewith; the success of the Company’s e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company’s operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
Contact Info:
Frank Elsenbast, CFO, 952-943-6262
###

VALUE VISION MEDIA, INC.
Key Performance Metrics*
(Unaudited)

	Q1
	For the three months ending
	5/3/2008	5/5/2007%
Program Distribution
Cable FTEs	42,361	40,379	5%
Satellite FTEs	28,394	27,136	5%

Total FTEs (Average 000s)	70,755	67,515	5%

Net Sales per FTE (Annualized)	$8.72	$10.98	-21%

Product Mix
Jewelry	44%	40%
Apparel, Fashion Accessories and Health & Beauty	10%	9%
Computers & Electronics	17%	23%
Watches, Coins & Collectibles	20%	15%
Home & All Other	9%	13%

Shipped Units (000s)	1,004	1,149	-13%

Average Price Point — shipped units	$228	$225	1%

*	Includes ShopNBC TV and ShopNBC.com only.

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	May 3,	February 2,
	2008	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,367	$25,605
Short-term investments	17,886	33,473
Accounts receivable, net	72,100	109,489
Inventories	69,254	79,444
Prepaid expenses and other	4,632	4,172

Total current assets	208,239	252,183

Long term investments	23,802	26,306
Property and equipment, net	35,818	36,627
FCC broadcasting license	31,943	31,943
NBC Trademark License Agreement, net	9,801	10,608
Cable distribution and marketing agreement, net	676	872
Other assets	526	541

	$310,805	$359,080

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$52,895	$73,093
Accrued liabilities	36,936	44,609
Deferred revenue	678	648

Total current liabilities	90,509	118,350

Deferred revenue	2,258	2,322

Series A Redeemable Convertible Preferred Stock, $.01 par value, 5,339,500 shares authorized; 5,339,500 shares issued and outstanding	43,971	43,898

Shareholders’ equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 33,550,834 and 34,070,422 shares issued and outstanding	336	341
Warrants to purchase 2,036,858 shares of common stock	12,041	12,041
Additional paid-in capital	271,856	274,172
Accumulated other comprehensive losses	(2,998)	(2,454)
Accumulated deficit	(107,168)	(89,590)

Total shareholders’ equity	174,067	194,510

	$310,805	$359,080

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
Reconciliation of EBITDA, as adjusted, to Net Income (Loss):

	First Quarter	First Quarter
	3-May-08	4-May-07
EBITDA, as adjusted (000’s)	$(12,394)	$(1,249)
Less:
Non-operating gains (losses) and equity in income of RLM	—	40,849
Restructuring costs	(330)	—
CEO transition costs	(277)	—
Non-cash share-based compensation	(1,068)	(593)

EBITDA (as defined) (a)	(14,069)	39,007

A reconciliation of EBITDA to net income (loss) is as follows:

EBITDA, as defined	(14,069)	39,007
Adjustments:
Depreciation and amortization	(4,319)	(5,586)
Interest income	825	1,240
Income taxes	(15)	(281)

Net income (loss)	$(17,578)	$34,380

(a) EBITDA as defined for this statistical presentation represents net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses) and equity in income of Ralph Lauren Media, LLC; non-recurring restructuring and CEO transition costs; and non-cash share-based compensation expense.
     Management has included the term EBITDA, as adjusted, in its EBITDA reconciliation in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	For the Three Month Periods Ended
	May 3,	May 5,
	2008	2007
Net sales	$156,288	$188,109
Cost of sales	106,332	121,996
(exclusive of depreciation and amortization shown below)

Operating expense:
Distribution and selling	57,083	60,460
General and administrative	6,335	7,495
Depreciation and amortization	4,319	5,586
Restructuring costs	330	—
CEO transition costs	277	—

Total operating expense	68,344	73,541

Operating loss	(18,388)	(7,428)

Other income:
Interest income	825	1,240

Total other income	825	1,240

Loss before income taxes and equity in net income of affiliates	(17,563)	(6,188)
Gain on sale of RLM investment	—	40,240
Equity in income of affiliates	—	609
Income tax provision	(15)	(281)

Net income (loss)	(17,578)	34,380
Accretion of redeemable preferred stock	(73)	(72)

Net income (loss) available to common shareholders	$(17,651)	$34,308

Net income (loss) per common share	$(0.53)	$0.80

Net income (loss) per common share —assuming dilution	$(0.53)	$0.80

Weighted average number of common shares outstanding:
Basic	33,577,899	42,938,624

Diluted	33,577,899	42,938,684